Exhibit 99.1

OLD POINT FINANCIAL CORPORATION ANNOUNCES EARNINGS

•	Net loans up 9.1%
•	Total deposits up 1.3%
•	Noninterest-bearing deposits up 7.9%
•	Net Interest income up 9.8%
•	Net Interest Margin increases to 3.78%

October 16, 2008, Hampton, VA Old Point Financial Corporation (Nasdaq “OPOF”) announced today net income of $1.98 million, or $0.40 per diluted share, for the quarter ended September 30, 2008, essentially unchanged from the third quarter of 2007. Results for the nine months ended September 30, 2008 were $5.88 million in net income, or $1.19 per diluted share, as compared with $5.92 million for the first nine months of 2007. Assets as of September 30, 2008 totaled $831.90 million, $4.33 million higher than September 30, 2007 assets of $827.58 million. Net loans grew to $634.72 million, a 9.1% increase over 2007 total net loans of $581.87 million. Deposits for the period increased to $608.71 million, or up 1.3% over September 30, 2007 deposits of $600.70 million. Dividends declared for 2008 year-to-date have been $0.49 per share, up $0.042, or 9.4% from year-to-date 2007. Return on Average Assets (ROA) for year-to-date 2008 is 0.94%, and Return on Average Equity (ROE) is 9.59%.

“Ever mindful of this uncertain economy,” said Robert F. Shuford, President, Chairman and CEO of Old Point Financial Corporation. “We have taken a conservative approach and increased our loan loss provision by 100% over the past year, to $1.40 million. Additionally, we continue to monitor our asset quality and our loan officers continue to maintain a dialogue with their customers. Interestingly enough, even with the additional provision, our earnings are roughly equivalent to last year’s. Our net interest income before the provision is up by 9.8%.”

“We are encouraged by the response to our ‘Talk to Us’ campaign,” continued Shuford, “Scheduling our Senior Executives to visit our branches throughout the area has been a good way to deliver our message that we have no subprime loans or Fannie Mae or Freddie Mac stock. It has been good for business. We are particularly pleased with our Net Interest Margin, which has been on a steadily-increasing trend during the whole year, beginning at 3.42% and rising to 3.78%. “

Other items of note for the third quarter of 2008:

Net interest income was $7.17 million, up 9.8% over the third quarter in 2007. For the first nine months of 2008, net interest income totaled $20.46 million, up $1.25 million, or 6.5%, over the nine months ended September 30, 2007.

Net Interest Margin (NIM) for the third quarter of 2008 was 3.78%, as compared with 3.50% for the three months ended September 30, 2007. For the nine months ending September 30, 2008 NIM was 3.59%, and 3.41% for the first nine months of 2007.

Total noninterest income for the third quarter was $3.37 million, up 10.9% or $331 thousand higher than the comparable quarter of 2007. For the first nine months of 2008, noninterest income was $9.76 million, up 5.6%, or $517 thousand over the first nine months of 2007.

Noninterest expenses increased by $348 thousand on a quarter-to-quarter comparison, or 5.3%, and $1.07 million, or 5.5%, on a year-to-year basis.

Provision for Loan Losses for the quarter increased by 300%, or $600 thousand, over the three months ended September, 2007, and 100%, or $700 thousand, over the nine months.

Non-Performing Assets: Non-performing Assets (NPAs) as a percentage of total assets were at .65% as of September 30, 2008 as compared with .51% at the end of the second quarter in 2008, and .43% in the first quarter of 2008. NPAs as of September 30, 2008 consisted of $387 thousand in nonaccrual loans, $2.10 million in loans 90 days or more past due but still accruing interest, and $2.90 million in other real estate owned (OREO).

Net Charge Offs/Total Loans (Annualized) as of the end of the third quarter, 2008, was .20%, as compared with .20% at the end of the second quarter 2008, and .27% at the end of the first quarter.

Old Point Financial Corporation (“OPOF” - Nasdaq) is the parent company of Old Point National Bank, a locally owned and managed community bank serving Hampton Roads with 20 branches and 60 ATMs throughout Hampton Roads and Old Point Trust & Financial Services, N.A., a Hampton Roads wealth management services provider. Web: www.oldpoint.com

For more information contact: Lani Chisman Davis, Marketing Director, 757/ 728-1286

Unaudited

Old Point Financial Corporation

Consolidated Balance Sheets

(in thousands, except per share data)

	30-Sep-08	30-Sep-07
Assets
Cash and due from banks	$39,480	$14,266
Federal Funds Sold	10,260	38,183

Cash & Cash Equivalents	49,740	52,449
Investments:
Securities available for sale, at fair value	93,369	143,113
Securities held to maturity (fair value approximates $3,343 and $3,671)	3,304	3,632
Loans (net of allowance for loan losses of $5,582 & $5,133)	634,720	581,871
Premises and equipment, net	26,908	26,665
Bank owned life insurance	13,337	12,633
Other Assets	10,525	7,215

Total Assets	$831,903	$827,578

Liabilities	30-Sep-08	30-Sep-07
Deposits:
Noninterest-bearing deposits	$104,668	$96,997
Savings deposits	185,302	189,949
Time Deposits	318,741	313,752

Total Deposits	608,711	600,698

Federal funds purchased, repurchase agreements and other borrowings	57,285	55,405
Federal Home Loan Bank Advances	80,000	90,000
Accrued expenses and other liabilities	3,059	3,357

Total Liabilities	749,055	749,460

Stockholders’ Equity
Common stock, $5.00 par value	24,512	19,723

	2008	2007
Shares Authorized	10,000,000	10,000,000
Shares Issued	4,902,417	3,944,711

Additional paid-in capital	15,445	15,297
Retained earnings	43,113	44,095
Accumulated other comprehensive loss	(222)	(997)

Total stockholders’ equity	82,848	78,118

Total liabilities and stockholders’ equity	$831,903	$827,578

Unaudited

Old Point Financial Corporation

Consolidated Statements of Income

(in thousands, except per share data)

	3 Months Ended 30-Sep-08	3 Months Ended 30-Sep-07	9 Months Ended 30-Sep-08	9 Months Ended 30-Sep-07
Interest and Dividend Income
Interest and fees on loans	$10,450	$10,654	$30,796	$31,361
Interest on federal funds sold	28	347	358	644
Interest on securities
Taxable	743	1,009	2,600	3,384
Tax exempt	218	306	739	953
Dividends and interest on all other securities	278	102	754	323

Total interest and dividend income	11,717	12,418	35,247	36,665

Interest Expense

Interest on savings deposits	248	630	921	1,924
Interest on time deposits	3,061	3,599	10,023	10,254
Interest on federal funds purchased, securities sold under agreement to repurchase and other borrowings	207	490	757	1,467
Interest on FHLB advances	1,036	1,172	3,085	3,807

Total Interest expense	4,552	5,891	14,786	17,452
Net interest income	7,165	6,527	20,461	19,213
Provision for loan losses	800	200	1,400	700

Net interest income after provision for loan losses	6,365	6,327	19,061	18,513

Noninterest Income

Income from fiduciary activities	761	767	2,416	2,347
Service charges on deposit accounts	1,531	1,388	4,423	4,231
Other service charges, commissions and fees	835	609	2,214	1,776
Income from bank owned life insurance	178	159	535	455
Gain on available-for-sale securities, net	0	0	0	3
Other operating income	62	113	176	435

Total noninterest income	3,367	3,036	9,764	9,247

Noninterest Expenses:

Salaries and employee benefits	4,205	3,982	12,494	11,924
Occupancy and equipment	997	928	2,870	2,716
Data processing	253	223	742	647
Marketing	185	188	595	564
Customer development	192	177	603	516
Employee professional development	167	175	497	500
Other operating expenses	934	912	2,750	2,616

Total noninterest expenses	6,933	6,585	20,551	19,483

Income before income taxes	2,799	2,778	8,274	8,277
Income tax expense	821	798	2,391	2,353

Net Income	1,978	1,980	5,883	5,924

*Basic Earnings per Share
Average shares outstanding	4,902,188	4,939,269	4,904,421	4,971,874
Net income per share of common stock	$0.40	$0.40	$1.20	$1.19
*Diluted Earnings per share
Average shares outstanding	4,933,331	4,974,275	4,935,779	5,014,856
Net income per share of common stock	$0.40	$0.40	$1.19	$1.18
*Cash Dividends Declared	$0.17	$0.16	$0.49	$0.448

*	Note: per share data adjusted for 5 for 4 stock split in the form of a dividend declared August 19, 2007 and paid on October 1, 2007

Selected Ratios

	3 Months Ended 30-Sep-08	3 Months Ended 30-Jun-08	3 Months Ended 31-Mar-08	3 Months Ended 31-Dec-07
Net Interest Margin	3.78%	3.55%	3.46%	3.42%

	9 Months Ended 30-Sep-08	6 Months Ended 30-Jun-08	3 Months Ended 31-Mar-08
NPAs/Total Assets	0.65%	0.51%	0.43%
Net Charge Offs/Total Loans (Annualized)	0.20%	0.20%	0.27%
Allowance for Loan Losses/Total Loans	0.87%	0.82%	0.82%
Non-Performing Assets (NPAs)	$5,387	$4,263	$3,657
Composition of NPAs(000):
Nonaccrual Loans	$387	$889	$1,790
Loans > 90 days past due, but still accruing interest	$2,100	$896	$747
Restructured Loans	$0	$233	$0
Other Real Estate Owned	$2,900	$2,245	$1,120